SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): September 12, 2005



                                  ESESIS, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)



         Colorado                    333-102145                 03-0471717
         --------                    ----------                 ----------
(State or other jurisdiction   (Commission File Number)    (IRS Employer ID No.)
     of incorporation)


                             7345 E. Peakview Avenue
                           Centennial, Colorado 80111
                           --------------------------
               (Address of principal executive offices) (Zip Code)


                                 (303) 689-9601
                                 --------------
              (Registrant's telephone number, including area code)








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Item 4.01  Change in Registrant's Certifying Accountant

     Effective September 12, 2005, the firm of Stark Winter Schenkein & Co., LLP ("SWS"), our independent accountant during the period from September 30, 2004 through September 12, 2005, was dismissed. Our Board of Directors authorized this action. SWS had audited our financial statements for our fiscal year ended June 30, 2004.

     In connection with the audit of our financial statements for the above periods and through the date of this Report, there were no disagreements with SWS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of SWS, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.

     The audit report of SWS on our financial statements as of June 30, 2004, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     We have requested that SWS furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter, dated September 12, 2005, is filed as Exhibit 16.2 to this Form 8-K.

     In addition,  effective  September 12, 2005, we retained the firm of Ronald
R. Chadwick, P.C. ("RRC") to audit our financial statement for our fiscal year ending June 30, 2005 and include such report as part of our annual report on Form 10-KSB for our fiscal year ending June 30, 2005. This change in independent accountants was approved by our Board of Directors. There were no consultations between us and RRC prior to their appointment.

Item 9.01.  Financial Statements and Exhibits.

(c).  Exhibits.

Number                     Exhibit
------                     -------

16.2                       Letter from Stark Winter Schenkein & Co., LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2005
                                          ESESIS, INC.
                                          (Registrant)


                                          By: s/ Gary Griffin
                                             ----------------------------------
                                             Gary Griffin, Secretary